CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Form S-1 of our report dated June 8, 2026 with respect to the audited financial statements of Material Resource Acquisition Corp. (the “Company”) as of May 31, 2026 and for the period from May 19, 2026 (inception) through May 31, 2026.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

June 8, 2026